Exhibit 10.69

AGREEMENT FOR INTERRUPTIBLE TRANSPORTATION OF NATURAL GAS

Kenai Nikiski Pipeline

Interruptible Transportation Agreement No. _________________

This TRANSPORTATION AGREEMENT FOR INTERRUPTIBLE TRANSPORTATION OF NATURAL GAS (“Interruptible Transportation Agreement” or “Agreement”) is made and entered into as of September 16, 2010 and shall be effective as of October 1, 2010 (“Effective Date”) between:

Marathon Oil Company, dba Kenai Nikiski Pipeline (“Transporter”) and

Chugach Electric Association, Inc., (“Shipper”).

Witnesseth:  That in consideration of the mutual covenants contained herein the parties agree as follows:

SECTION 1	SERVICE TO BE RENDERED

Transporter shall perform and Shipper shall receive Interruptible Transportation Service from any Receipt Point and to any Delivery Point as available in accordance with the provisions of Transporter’s effective Rate Schedule IT-1 and/or Rate Schedule IT-2 and the applicable Rules and Regulations of Transporter’s Gas Tariff on file with the Regulatory Commission of Alaska (“Commission”) as the same may be amended or superseded in accordance with the Rules and Regulations of the Commission.  The provisions of Transporter’s Gas Tariff are incorporated by reference in this Agreement.

SECTION 2	TERM

This Agreement shall be for a primary term of One (1) Month, commencing on the Effective Date.

After expiration of the primary term, this Agreement shall remain in effect on a month-to-month basis unless otherwise terminated by Transporter or Shipper (“Terminating Party”).  To terminate the Agreement, the Terminating Party must provide the other party at least thirty (30) days notice before the date of termination at the address provided in Section 4 of this Agreement.

SECTION 3.	RATES

Shipper shall pay the currently effective Rate Schedule IT-1 or IT-2 Rates, as applicable, set forth in Transporter’s Tariff as may be revised and superseded subject to Commission approval, from time to time.

SECTION 4.	NOTICES

Notices to Transporter under this Agreement shall be addressed to:
Kenai Nikiski Pipeline
43280 Kenai Spur Highway
P.O. Box 2399
Kenai, Alaska 99611
Attention:  Area Manager
Fax:  907-283-6198

Notices to Shipper under this Agreement shall be addressed to:
Chugach Electric Association, Inc.
5601 Electron Drive
P.O. Box 196300
Anchorage, Alaska 99519-6300
Attention:  Manager, Fuel Supply
Phone:  907-762-4577
Fax:  907-762-4191

SECTION 5.	SUPERSEDED AGREEMENTS [NONE]

IN WITNESS WHEREOF, the Parties have duly executed Interruptible Transportation Agreement in several counterparts by their duly authorized officers with effect as of the day first above written.

Shipper: Chugach Electric Association, Inc.	Marathon Oil Company, dba Kenai Nikiski Pipeline

/s/ Lee Thibert	/s/ Craig Chambers
Lee Thibert,	Craig Chambers,
Sr. VP Strategic Planning and Corporate Affairs	Commercial Manager